Victory Portfolios, Victory Portfolios II and the Victory Variable Insurance Funds

Americas Global Window - Fee Agreement

This Fee Agreement should be read in conjunction with and consistent with the terms of the Global Custodial Services Agreement between Victory Portfolios, Victory Portfolios II and the Victory Variable Insurance Funds and Citibank N.A. through its New York offices, dated September 10, 2020 and the terms of that agreement shall be deemed to apply to this Fee Agreement including the governing law specified in that agreement.

Custody Fee excluding Out-Of-Pocket for VictoryShares NASDAQ Next 50 ETF will be waived until when the fund reaches 1 billion in net assets or August 31st 2021, whichever is earlier

Country	Safekeeping Fee for Equities (bps);	Transaction fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps);	Transaction fee for Fixed Income (US$)
ARGENTINA	10.00	35.00	10.00	35.00
AUSTRALIA	1.00	15.00	1.00	15.00
AUSTRIA	2.25	15.00	1.75	15.00
BAHRAIN	35.00	120.00	35.00	120.00
BANGLADESH	38.00	130.00	38.00	130.00
BELGIUM	1.25	17.50	1.00	17.50
BENIN	32.00	124.00	32.00	124.00
BERMUDA	38.00	115.00	38.00	115.00
BOTSWANA	35.00	115.00	35.00	115.00
BRAZIL	3.00	28.00	3.00	28.00
BULGARIA	17.00	130.00	17.00	90.00
BURKINA FASO	32.00	124.00	32.00	124.00
CANADA	0.80	8.00	0.80	8.00
CHILE	9.00	45.00	9.00	45.00
CHINA A-SHARES	9.00	40.00	9.00	40.00
CLEARSTREAM	2.00	20.00	1.00	7.00
COLOMBIA	24.00	55.00	24.00	55.00
COSTA RICA	35.00	60.00	35.00	60.00
CROATIA	34.00	70.00	34.00	50.00
CYPRUS	8.00	17.00	8.00	17.00
CZECH REPUBLIC	8.00	25.00	8.00	25.00
DENMARK	1.00	18.00	1.00	18.00
EGYPT	15.00	35.00	15.00	35.00
ESTONIA	20.00	20.00	20.00	20.00
EUROCLEAR DEPOSITORY	2.00	20.00	1.00	7.00
FINLAND	1.25	17.50	1.25	17.50
FRANCE	1.00	12.00	1.00	12.00
GERMANY	1.00	10.00	1.00	10.00
GHANA	32.00	124.00	32.00	124.00
GREECE	7.00	25.00	7.00	25.00
GUINEA BISSAU	40.00	124.00	40.00	124.00
HONG KONG	2.00	16.00	2.00	16.00
HONG KONG/CHINA-B Shares	8.00	30.00	8.00	30.00
HUNGARY	8.00	30.00	8.00	30.00
ICELAND	4.00	15.00	4.00	15.00
INDIA	3.00	30.00	3.00	30.00
INDONESIA	5.00	25.00	5.00	25.00
IRELAND	1.00	10.00	1.00	10.00
ISRAEL	8.50	35.00	8.50	35.00
ITALY	1.00	10.00	1.00	10.00
IVORY COAST	32.00	124.00	32.00	124.00
JAPAN	1.00	12.50	1.00	12.50
JORDAN	35.00	95.00	35.00	95.00
KAZAKHSTAN	35.00	120.00	35.00	120.00
KENYA	32.00	124.00	32.00	124.00
KUWAIT	35.00	120.00	35.00	120.00
LATVIA	17.00	25.00	17.00	25.00
LEBANON	32.00	124.00	32.00	124.00
LITHUANIA	20.00	30.00	20.00	30.00
MALAYSIA	4.00	30.00	4.00	30.00
MALI	32.00	124.00	32.00	124.00
MALTA	18.00	75.00	18.00	75.00
MAURITIUS	35.00	120.00	35.00	120.00
MEXICO	2.50	14.00	2.50	14.00
MOROCCO	27.00	70.00	27.00	70.00
NAMBIA	32.00	124.00	32.00	124.00
NETHERLANDS	1.00	10.00	1.00	10.00
NEW ZEALAND	1.75	17.50	1.75	17.50
NIGER	32.00	124.00	32.00	124.00
NIGERIA	32.00	124.00	32.00	124.00
NORWAY	1.00	18.00	1.00	18.00
OMAN	35.00	120.00	35.00	120.00
PAKISTAN	15.00	50.00	15.00	50.00
PALESTINE	30.00	100.00	30.00	100.00
PERU	24.00	45.00	24.00	45.00
PHILLIPPINES	5.00	25.00	5.00	25.00
POLAND	9.00	30.00	7.50	30.00
PORTUGAL	5.00	20.00	5.00	20.00
QATAR	35.00	120.00	35.00	120.00
ROMANIA	15.00	55.00	15.00	55.00
RUSSIA	14.00	70.00	10.00	50.00
SAUDI ARABIA	25.00	60.00	25.00	60.00
SINGAPORE	2.00	20.00	2.00	20.00
SLOVAKIA	20.00	45.00	20.00	45.00
SLOVENIA	30.00	80.00	30.00	80.00
SOUTH AFRICA	2.00	15.00	2.00	15.00
SOUTH KOREA	5.00	17.50	5.00	17.50
SPAIN	1.00	15.00	1.00	15.00
SRI LANKA	12.00	65.00	12.00	65.00
SWEDEN	1.00	14.00	1.00	14.00
SWITZERLAND	1.00	10.00	1.00	10.00
TAIWAN	8.00	30.00	8.00	30.00
THAILAND	8.00	25.00	8.00	25.00
TOGO	32.00	124.00	32.00	124.00
TUNISIA	40.00	35.00	30.00	35.00
TURKEY	8.00	25.00	8.00	25.00
UNITED ARAB EMIRATES	35.00	120.00	35.00	120.00
UGANDA	35.00	120.00	35.00	100.00
UKRAINE	75.00	110.00	15.00	85.00

Victory Portfolios, Victory Portfolios II and the Victory Variable Insurance Funds

Americas Global Window - Fee Agreement

This Fee Agreement should be read in conjunction with and consistent with the terms of the Global Custodial Services Agreement between Victory Portfolios, Victory Portfolios II and the Victory Variable Insurance Funds and Citibank N.A. through its New York offices, dated September 10, 2020 and the terms of that agreement shall be deemed to apply to this Fee Agreement including the governing law specified in that agreement.

Custody Fee excluding Out-Of-Pocket for VictoryShares NASDAQ Next 50 ETF will be waived until when the fund reaches 1 billion in net assets or August 31st 2021, whichever is earlier

Country	Safekeeping Fee for Equities (bps);	Transaction fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps);	Transaction fee for Fixed Income (US$)
UNITED KINGDOM	0.50	7.00	0.50	7.00
VENEZUELA	35.00	100.00	35.00	100.00
VIETNAM	25.00	70.00	25.00	70.00
ZAMBIA	32.00	124.00	32.00	124.00
ZIMBABWE	45.00	150.00	45.00	150.00

Domestic Assets Under Custody
	$0-$10BN	>$10BN
United States Fees (All-in)	0.5 Bps	0.4 Bps

Bank Loan Service up to 8 funds	Fees (USD) 250,000 per annum

* Additional Standard fees are as follows:

Manual instruction (Fax / Telex): additional per settlement Late instruction: additional per settlement

Repair of Electronic instruction: additional per item

Cancellations: per instruction Physical Settlements

Same Day Settlement Free Cash Receipt Free Cash Payment

Structured 3rd party FX messages (Convertible currencies) Corporate Action processing per event (per account) Income Processing per event (per account)

Proxy Voting (per event notification)

Proxy Voting (per vote instruction per client)

Block Trading (applied to the second and each additional "legs" settled ) Monthly Account Maintenance Fee (Per Account)

Fees (USD) 20.00 waived 15.00 15.00 15.00 waived 10.00 10.00 25.00 waived waived 15.00 15.00 waived 100.00
* Additional Standard fees are as follows:Manual instruction (Fax / Telex): additional per settlement Late instruction: additional per settlementRepair of Electronic instruction: additional per itemCancellations: per instruction Physical SettlementsSame Day Settlement Free Cash Receipt Free Cash PaymentStructured 3rd party FX messages (Convertible currencies) Corporate Action processing per event (per account) Income Processing per event (per account)Proxy Voting (per event notification)Proxy Voting (per vote instruction per client)Block Trading (applied to the second and each additional "legs" settled ) Monthly Account Maintenance Fee (Per Account)Fees (USD)20.00waived15.0015.0015.00waived10.0010.0025.00waived waived 15.0015.00waived100.00
Mutual Fund Order Routing Service Mutual Fund Account Opening Fee (per account) Mutual Fund order Routing-Subscription/Redemption/Transfer	Fees (USD) 50.00 35.00
Mutual Fund Order Routing ServiceMutual Fund Account Opening Fee (per account)Mutual Fund order Routing-Subscription/Redemption/TransferFees (USD)50.0035.00

Taxation Services

Retrospective Tax Reclaim (per submission) ADR statements

Customised exceptional report requests

Exceptional certification and issuance of documentation. Business As Usual Tax Reclaim (per submission by post)

Business As Usual Tax Reclaim (per submission by electronic means) Stamp Duty Tax Reclaims (SDRT)

Fees (USD) 130.00 130.00 waived 130.00 25.00 15.00 25.00
Taxation ServicesRetrospective Tax Reclaim (per submission) ADR statementsCustomised exceptional report requestsExceptional certification and issuance of documentation. Business As Usual Tax Reclaim (per submission by post)Business As Usual Tax Reclaim (per submission by electronic means) Stamp Duty Tax Reclaims (SDRT)Fees (USD)130.00130.00waived 130.0025.0015.0025.00Out-of-Pocket expenses:All charges will be payable by the client where appropriate. These include, but are not limited to: Re-registration feesStamp dutiesCrest Fines / Fines from any other DepositoryDepository charges (ICSD Euclid reporting, account maintenance, ADR & Depository Receipt Fees etc) Fiscalization LeviesNotarization and consularization fees Stock certificate splitsCrossing of Stocks Turnover Taxes Scrip FeesTransportation / courier / postage Charges

Accepted by:

Victory Portfolios, Victory Portfolios II

and Victory Variable Insurance Funds

Accepted by:

Citibank, N.A.

1965236-538483873411-65303Name_	Name

Title President
07/23/2020

Date

Title Date

vice President

07/24/2020